Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of First PacTrust Bancorp, Inc. of our report dated March 22, 2012, relating to the financial statements of Beach Business Bank as of December 31, 2011 and 2010 and for the years then ended, appearing in the Current Report on Form 8-K of First PacTrust Bancorp, Inc. filed with the Securities and Exchange Commission on April 10, 2012. We also consent to the reference to us under the heading “Experts” in the prospectus.

Laguna Hills, California

April 10, 2013

Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of First PacTrust Bancorp, Inc. of our report dated March 22, 2012, relating to the financial statements of The Private Bank of California as of December 31, 2011 and 2010 and for the years then ended, appearing in the Current Report on Form 8-K of First PacTrust Bancorp, Inc. filed with the Securities and Exchange Commission on April 10, 2013. We also consent to the reference to us under the heading “Experts” in the prospectus.

Laguna Hills, California

April 10, 2013